Exhibit 99.3

WAIVER AND RELEASE OF CLAIMS AGREEMENT

Hugh Menown (“Executive”) hereby acknowledges that Energy XXI Gulf Coast, Inc. (“Employer”) is offering Executive certain payments in connection with Executive’s termination of employment pursuant to the Energy XXI Gulf Coast, Inc. Employee Severance Plan (as amended and restated on February 27, 2017, the “Severance Plan”), and Executive acknowledges that the execution, delivery and effectiveness of this Waiver and Release of Claims Agreement (this “Agreement”) are express conditions under the Severance Plan to Executive’s receipt of the Severance Benefits (as defined below).

Separation and Severance Benefits

1.          Executive’s termination of employment shall be effective on August 24, 2017 (the “Separation Date”).

2.          Executive agrees that Executive will be entitled to receive:

a.           a lump sum cash payment under the Severance Plan of $580,000 (the “Severance Payment”), which is equal to Executive’s Lump Sum Severance Amount (as defined in the Severance Plan); and

b.           the benefits contemplated under Section 4 of this Agreement,

in each case only if Executive accepts and does not revoke this Agreement, which requires Executive to release both known and unknown claims.

3.          Executive agrees that the Severance Payment tendered under this Agreement constitutes the full Lump Sum Severance Amount to which Executive is entitled under the Severance Plan and, together with the benefits contemplated under Section 4 of this Agreement, constitutes fair and adequate consideration for the execution of this Agreement. Executive further agrees that the Severance Payment shall be subject to (x) any required tax withholding, (y) repayment to Employer (in whole or in part, as applicable) in accordance with Section 2.7 of the Severance Plan and (z) those other terms and conditions to payment set forth herein and in the Severance Plan.

4.          If Executive timely elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for Executive and his dependents who were covered under Company’s medical and dental benefit plans on the day prior to the Separation Date, Employer shall pay to the insurer the portion of the cost of such coverage that was subsidized by Employer immediately prior to the Separation Date for a period of up to twelve months following the Separation Date, subject to termination in the event Executive fails to pay his portion of the premiums or Executive becomes eligible to receive medical or dental coverage from a subsequent employer (and any such eligibility shall be promptly reported to Employer by Executive). Executive agrees that his receipt of the benefits set forth in this Section 4 are subject to those terms and conditions set forth herein and in the Severance Plan.

5.          Executive further agrees that Executive has been fully compensated for all wages and fringe benefits, including, but not limited to, paid and unpaid leave, due and owing, and that, with the exception of the Severance Payment and the COBRA benefits set forth in Section 4 hereof (together, the “Severance Benefits”), Executive is not entitled to any other payments or benefits as a result of his termination of employment or otherwise.

Claims That Are Being Released

6.          Executive agrees that this Agreement constitutes a full and final release by Executive and Executive’s descendants, dependents, heirs, executors, administrators, assigns, and successors, of any and all claims, charges, and complaints, whether known or unknown, that Executive has or may have to date against Employer and any of its parents, subsidiaries, or affiliated entities and their respective officers, directors, stockholders, partners, joint venturers, employees, consultants, insurers, agents, predecessors, successors, and assigns, arising out of or related to Executive’s employment or the termination thereof, or otherwise based upon acts or events that occurred on or before the date on which Executive signs this Agreement. To the fullest extent allowed by law, Executive hereby waives and releases any and all such claims, charges, and complaints in return for the Severance Benefits. This release of claims is intended to be as broad as the law allows, and includes, but is not limited to, rights arising out of alleged violations of any contracts, express or implied, any covenant of good faith or fair dealing, express or implied, any tort or common law claims, any legal restrictions on Employer’s right to terminate employees, and any claims under any federal, state, municipal, local, or other governmental statute, regulation, or ordinance, including, without limitation:

a.           claims of discrimination, harassment, or retaliation under equal employment laws such as Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Rehabilitation Act of 1973, and any and all other federal, state, municipal, local, or foreign equal opportunity laws;

b.           if applicable, claims of wrongful termination of employment; statutory, regulatory, and common law “whistleblower” claims, and claims for wrongful termination in violation of public policy;

c.           claims arising under the Employee Retirement Income Security Act of 1974, except for any claims relating to vested benefits under Employer’s employee benefit plans;

d.           claims of violation of wage and hour laws, including, but not limited to, claims for overtime pay, meal and rest period violations, and recordkeeping violations; and

e.           claims of violation of federal, state, municipal, local, or foreign laws concerning leaves of absence, such as the Family and Medical Leave Act.

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Claims That Are Not Being Released

7.          This release does not include any claims that may not be released as a matter of law, and this release does not waive claims or rights that arise after Executive signs this Agreement. Further, this release will not prevent Executive from doing any of the following:

a.           obtaining unemployment compensation, state disability insurance, or workers’ compensation benefits from the appropriate agency of the state in which Executive lives and works, provided Executive satisfies the legal requirements for such benefits (nothing in this Agreement, however, guarantees or otherwise constitutes a representation of any kind that Executive is entitled to such benefits);

b.           asserting any right that is created or preserved by this Agreement, such as Executive’s right to receive the Severance Benefits;

c.           filing a charge, giving testimony or participating in any investigation conducted by the Equal Employment Opportunity Commission (the “EEOC”) or any duly authorized agency of the United States or any state (however, Executive is hereby waiving the right to any personal monetary recovery or other personal relief should the EEOC (or any similarly authorized agency) pursue any class or individual charges in part or entirely on Executive’s behalf); or

d.           challenging or seeking determination in good faith of the validity of this waiver under the Age Discrimination in Employment Act (nor does this release impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law).

Additional Executive Covenants

8.          To the extent applicable, Executive confirms and agrees to Executive’s continuing obligations under the Severance Plan, including, without limitation, following termination of Executive’s employment with Employer. This includes, without limitation, Executive’s continuing obligations under Sections 2.4, 2.5 and 2.7 of the Severance Plan. For the avoidance of doubt, nothing in this Agreement will prohibit or restrict Executive from responding to any inquiry, or otherwise communicating with, any federal, state or local administrative or regulatory agency or authority or participating in an investigation conducted by any governmental agency or authority. Executive cannot be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made (A) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and (B) solely for the purpose of reporting or investigating a suspected violation of law; or that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. As a result, the Company and Executive shall have the right to disclose trade secrets in confidence to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. Each of the Company and Executive also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with that right or to create liability for disclosures of trade secrets that are expressly allowed by the foregoing.

Voluntary Agreement and Effective Date

9.          Executive understands and acknowledges that, by signing this Agreement, Executive is agreeing to all of the provisions stated in this Agreement, and has read and understood each provision.

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10.         The parties understand and agree that:

a.           Executive will have a period of 21 calendar days from the Separation Date in which to decide whether or not to sign this Agreement, and an additional period of seven calendar days after signing in which to revoke this Agreement. If Executive signs this Agreement before the end of such 21-day period, Executive certifies and agrees that the decision is knowing and voluntary and is not induced by Employer through (i) fraud, misrepresentation, or a threat to withdraw or alter the offer before the end of such 21-day period or (ii) an offer to provide different terms in exchange for signing this Agreement before the end of such 21-day period.

b.           In order to exercise this revocation right, Executive must deliver written notice of revocation to the Chief Executive Officer of the Company on or before the seventh calendar day after Executive executes this Agreement. Executive understands that, upon delivery of such notice, this Agreement will terminate and become null and void.

c.           The terms of this Agreement will not take effect or become binding, and Executive will not become entitled to receive the Severance Benefits, until that seven-day period has lapsed without revocation by Executive. If Executive elects not to sign this Agreement or revokes it within seven calendar days of signing, Executive will not receive the Severance Benefits.

d.           All amounts payable hereunder will be paid in accordance with the applicable terms of the Severance Plan.

Governing Law

11.         This Agreement will be governed by the substantive laws of the State of Texas, without regard to conflicts of law, and by federal law where applicable.

12.         If any part of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will not be affected in any way.

Consultation with Attorney

13.         Executive is hereby encouraged and advised to confer with an attorney regarding this Agreement. By signing this Agreement, Executive acknowledges that Executive has consulted, or had an opportunity to consult with, an attorney or a representative of Executive’s choosing, if any, and that Executive is not relying on any advice from Employer or its agents or attorneys in executing this Agreement.

14.         This Agreement was provided to Executive for consideration on August 24, 2017.

[Remainder of Page Left Blank; Signature Page Follows]

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PLEASE READ THIS AGREEMENT CAREFULLY; IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

Executive certifies that Executive has read this Agreement and fully and completely understands and comprehends its meaning, purpose, and effect. Executive further states and confirms that Executive has signed this Agreement knowingly and voluntarily and of Executive’s own free will, and not as a result of any threat, intimidation or coercion on the part of Employer or its representatives or agents.

EXECUTIVE

/s/ Hugh Menown
Hugh Menown

Date: August 24, 2017

ACCEPTED AND AGREED AS OF
AUGUST 24, 2017

ENERGY XXI GULF COAST, INC.

By:	/s/ Douglas E. Brooks
Douglas E. Brooks
Chief Executive Officer and President

[Signature Page to Hugh Menown Waiver and Release of Claims Agreement]